Exhibit 99.1

PRESS RELEASE

For Release, 9.15AM EDT August 9, 2018

Neonode Reports Second Quarter Ended June 30, 2018 Financial Results

STOCKHOLM, SWEDEN – August 9, 2018 – Neonode Inc. (NASDAQ: NEON), the optical interactive sensing technology company, today reported financial results for the three and six months ended June 30, 2018.

Second Quarter 2018 Business Metrics

●	Revenue was $1.9 million, a decrease of 19% compared to prior year
●	Operating expenses on target less than $3.0 million
●	Net loss of $1.0 million, or $0.02 per share, the same as prior year
●	Cash used by operations for the six months ended June 30, 2018 of $1.4 million compared to $3.0 million prior year
●	Engaged in OEM development projects and started delivering pre-production prototypes sensor modules for:
o	Automotive tailgate and door collision systems
o	Aeronautical instrumentation displays

“My first quarter with Neonode has been very encouraging. Over the quarter, I met with several of our largest customers and it is clear to me that our technology platforms are very much in demand. Our zForce AIR was launched in Q4 2017 and I am therefore pleased to report that we have made progress with customers in new industry segments and are engaged in several ongoing projects using our sensor modules. This gives me confidence that our strategic plan of adding B2B sensor module sales to our licensing business can be achieved,” said Hakan Persson, CEO of Neonode.

“Our licensing business continues to be an important source of revenue and we are actively engaged with customers who are developing new products under our license agreements. We are re-engaging with all our current and new license fee customers and believe this together with the new release of zForce CORE will allow us to grow our licensing business in the global market,” concluded Mr. Persson.

Net revenue for the three and six months ended June 30, 2018 was $1.9 million and $4.3 million compared to $2.3 million and $4.7 million for the same periods last year. The 2018 net revenues are primarily comprised of license fees while the net revenues for the comparable quarter last year includes $2.0 million of license fees plus $0.2 million from AirBar sales. The decrease of 19% in total net revenues for the three-month period in 2018 as compared to the same period in 2017 is primarily related to a reduction of automotive license fees, due to decisions the Company made in early 2016 to shift from selling license agreements to focus on selling sensor modules. As a result, two Chinese Tier 1 customers chose alternative designs for revisions for their infotainment systems in car models that previously used Neonode’s technology. The strategic decision has since then been reversed, and the Company believes that re-engaging with all current and new license fee customers, together with the new release of zForce CORE, will support future growth of license fee revenues.

The decrease in revenue from the sales of sensor modules to approximately $0.1 million from $0.2 million for the three months ended June 30, 2018 compared to the same period in 2017 is due to the Company shifting sales focus from our AirBar consumer products to B2B embedded product customers.

The decrease of 9% in total net revenues for the six-month period in 2018 as compared to the same period in 2017 is due to a decrease of 68% in sensor modules revenues and 80% decrease in non-recurring engineering fees.

Net loss for the three and six months ended June 30, 2018 was $1.0 million, or $0.02 per share and $1.7 million, or $0.03 per share, respectively, compared to $1.0 million, or $0.02 per share and $1.9 million, or $0.04 per share for the same periods of last year, respectively.

Operational cash used was $1.4 million for the six months ended June 30, 2018, reduced significantly compared to $3.0 million for the same period last year. Cash was $3.7 million and accounts receivable was $1.8 million as of June 30, 2018. There are 58.6 million shares of common stock, 1.2 million employee stock options and 11.2 million common stock purchase warrants outstanding at June 30, 2018.

Conference Call Information

The Company will host a conference call Thursday August 9, 2018 at 10AM Eastern Daylight Time (EDT)/4PM Central European Time (CET) featuring remarks by, and Q&A with, Hakan Persson, CEO, Lars Lindqvist, CFO and David Brunton, Head of Investor Relations.

The dial-in number for the conference call is toll-free: (877) 539-0733 (U.S. domestic) or +1 (678) 607-2005 (international). To access the call all participants must use the following Conference ID: #4352569. Please make sure to call at least five minutes before the scheduled start time.

To register for the call, and listen online, please click:

https://event.on24.com/wcc/r/1797007-1/81B39C2EE828823456891292A9BAF47D

For interested individuals unable to join the live event, a digital recording for replay will be available for 30 days after the call’s completion – 8/9/2018 (13:00PM EDT) to 9/9/2018 (23:59PM EDT). To access the recording, please use one of these Dial-In Numbers (800) 585-8367 or (404) 537-3406, and the Conference ID #4352569.

For more information, please contact:

Investor Relations:

David Brunton

Email: david.brunton@neonode.com

CFO

Lars Lindqvist

E-mail: lars.lindqvist@neonode.com

About Neonode

Neonode Inc. (NASDAQ:NEON) develops, manufactures and sells advanced sensor modules based on the company’s proprietary zForce AIR technology. Neonode zForce AIR Sensor Modules enable touch interaction, mid-air interaction and object sensing and are ideal for integration in a wide range of applications within the automotive, consumer electronics, medical, robotics and other markets. The company also develops and licenses user interfaces and optical interactive touch solutions based on its patented zForce CORE technology. To date, Neonode’s technology has been deployed in approximately 62 million products, including 3 million cars and 59 million consumer devices.

NEONODE, the NEONODE logo, ZFORCE and ZFORCE AIR are trademarks of Neonode Inc. registered in the United States and other countries. zFORCE CORE is a trademark of Neonode Inc.

For further information please visit www.neonode.com

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements relating to expectations, future performance or future events, and product cost, performance, and functionality matters. These statements are based on current assumptions, expectations and information available to Neonode management and involve a number of known and unknown risks, uncertainties and other factors that may cause Neonode’s actual results, levels of activity, performance or achievements to be materially different from any expressed or implied by these forward-looking statements.

These risks, uncertainties, and factors are discussed under “Risk Factors” and elsewhere in Neonode’s public filings with the U.S. Securities and Exchange Commission from time to time, including Neonode’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are advised to carefully consider these various risks, uncertainties and other factors. Although Neonode management believes that the forward-looking statements contained in this press release are reasonable, it can give no assurance that its expectations will be fulfilled. Forward-looking statements are made as of today’s date, and Neonode undertakes no duty to update or revise them.

NEONODE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	June 30,	December 31,
	2018	2017
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash	$3,693	$5,796
Accounts receivable and unbilled revenue, net	1,793	1,010
Projects in process	224	1
Inventory	1,114	1,154
Prepaid expenses and other current assets	1,660	1,836
Total current assets	8,484	9,797

Investment in joint venture	3	3
Property and equipment, net	2,696	3,327
Total assets	$11,183	$13,127

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$719	$509
Accrued payroll and employee benefits	1,011	1,081
Accrued expenses	126	177
Deferred revenues	546	1,248
Current portion of capital lease obligations	529	568
Total current liabilities	2,931	3,583

Capital lease obligations, net of current portion	1,281	1,681
Total liabilities	4,212	5,264

Commitments and contingencies

Stockholders’ equity:
Series B Preferred stock, 54,425 shares authorized with par value $0.001 per share; 83 shares issued and outstanding at June 30, 2018 and December 31, 2017. (In the event of dissolution, each share of Series B Preferred stock has a liquidation preference equal to par value of $0.001 per share over the shares of common stock)	-	-
Common stock, 100,000,000 shares authorized with par value $0.001 per share; 58,594,503 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	59	59
Additional paid-in capital	192,838	192,808
Accumulated other comprehensive loss	(529)	(99)
Accumulated deficit	(183,819)	(183,745)
Total Neonode Inc. stockholders’ equity	8,549	9,023
Noncontrolling interests	(1,578)	(1,160)
Total stockholders’ equity	6,971	7,863
Total liabilities and stockholders’ equity	$11,183	$13,127

NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Revenues:
License fees	$1,761	$1,965	$4,084	$4,086
Sensor module	85	213	137	423
Non-recurring engineering	30	151	30	152
Total revenues	1,876	2,329	4,251	4,661
Cost of revenues:
Sensor module	89	258	134	359
Non-recurring engineering	-	133	1	137
Total cost of revenues	89	391	135	496

Total gross margin	1,787	1,938	4,116	4,165

Operating expenses:
Research and development	1,362	1,300	2,880	2,615
Sales and marketing	470	713	1,026	1,415
General and administrative	1,116	1,123	2,250	2,211

Total operating expenses	2,948	3,136	6,156	6,241
Operating loss	(1,161)	(1,198)	(2,040)	(2,076)

Other expense:
Interest expense	13	18	27	35
Total other expense	13	18	27	35

Loss before provision for income taxes	(1,174)	(1,216)	(2,067)	(2,111)

(Benefits from) provision for income taxes	1	(121)	8	(47)
Net loss including noncontrolling interests	(1,175)	(1,095)	(2,075)	(2,064)
Less: Net loss attributable to noncontrolling interests	211	97	418	193
Net loss attributable to Neonode Inc.	$(964)	$(998)	$(1,657)	$(1,871)

Loss per common share:
Basic and diluted loss per share	$(0.02)	$(0.02)	$(0.03)	$(0.04)
Basic and diluted – weighted average number of common shares outstanding	58,595	48,845	58,595	48,845

NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(In thousands)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017

Net loss	$(1,175)	$(1,095)	$(2,075)	$(2,064)
Other comprehensive income (loss):
Foreign currency translation adjustments	(336)	115	(430)	122
Comprehensive loss	(1,511)	(980)	(2,505)	(1,942)
Less: Comprehensive loss attributable to noncontrolling interests	211	97	418	193
Comprehensive loss attributable to Neonode Inc.	$(1,300)	$(883)	$(2,087)	$(1,749)

NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six months ended June 30,
	2018	2017
Cash flows from operating activities:
Net loss (including noncontrolling interests)	$(2,075)	$(2,064)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	29	39
Depreciation and amortization	536	400

Changes in operating assets and liabilities:
Accounts receivable	532	339
Projects in process	(224)	(182)
Inventory	(56)	(1,323)
Prepaid expenses and other current assets	45	(38)
Accounts payable and accrued expenses	219	344
Deferred revenues	(437)	(548)
Net cash used in operating activities	(1,431)	(3,033)

Cash flows from investing activities:
Purchase of property and equipment	(145)	(605)
Net cash used in investing activities	(145)	(605)

Cash flows from financing activities:
Proceeds from note payable	-	1,713
Principal payments on capital lease obligations	(277)	(160)
Net cash (used in) provided by financing activities	(277)	1,553

Effect of exchange rate changes on cash	(250)	17

Net decrease in cash	(2,103)	(2,068)
Cash at beginning of period	5,796	3,476
Cash at end of period	$3,693	$1,408

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$8	$10
Cash paid for interest	$27	$30

Supplemental disclosure of non-cash investing and financing activities
Purchase of equipment with capital lease obligations	$-	$1,268